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                                                                   Exhibit 10.40
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                    SUPPLEMENT TO NOTE PURCHASE AGREEMENTS
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          This SUPPLEMENT TO NOTE PURCHASE AGREEMENTS ("Supplemental Agreement")
is made and dated as of November 23, 1999, by and among Converse Inc. (the "Company"), and U. S. Bancorp Investments, Inc., successor to Libra Investments, Inc. ("Libra"), Foothill Partners III, L.P. ("Foothill"), DDJ Canadian High
Yield Fund ("DDJ Canadian"), and B III Capital Partners, L.P. ("B III Capital") (Libra, Foothill, DDJ Canadian, and B III Capital collectively the "Purchasers" or individually a "Purchaser").

                                  WITNESSETH:

          WHEREAS, the Company and the Purchasers are parties to several substantially identical Note Purchase Agreements dated as of September 16, 1998 (collectively the "Note Purchase Agreements" or individually a "Note Purchase Agreement"), pursuant to which the Company issued and sold its 15% senior secured notes, in two series, in the aggregate principal amount of $28,642,687 (the "Secured Notes"); and

          WHEREAS, the Company and the Purchasers desire (i) to acknowledge the consent to the sale of certain Proprietary Rights by the Company, and (ii) to amend certain provisions of the Note Purchase Agreements, as more fully set forth herein.

          NOW, THEREFORE, in consideration of the premises, the mutual certifications and agreements herein contained and the payment provided for herein, and other good and valuable consideration, the adequacy of which is hereby acknowledged, and on and subject to the terms and conditions hereof, the parties certify and agree as follows:

          SECTION 1.  DEFINITIONS. Unless otherwise defined herein, all
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capitalized terms shall have the respective meanings given to them in the Note
Purchase Agreements.

          SECTION 2.  ACKNOWLEDGMENTS OF PURCHASERS. The Purchasers acknowledge
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as follows:

          (a)  Libra.  Libra is (i) the purchaser and remains the holder of that
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     Series A Secured Note in the principal amount of $4,142,931 and (ii) the party in interest as "Purchaser" under the related Note Purchase Agreement, and in such capacity Libra is authorized to extend consents and amendments with respect to the Note Purchase Agreements as set forth herein.

          (b)  Foothill. Foothill is (i) the purchaser and remains the holder of
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     that Series A Secured Note in the principal amount of $10,357,328 and (ii)
     the party in interest as "Purchaser" under the related Note Purchase Agreement, and in such
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          (c)  DDJ Canadian. DDJ Canadian is (i) the purchaser and remains the
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     holder of that Series A Secured Note in the principal amount of $4,045,408 and that Series B Secured Note in the aggregate principal amount of $1,478,400 and (ii) the party in interest as "Purchaser" under the related Note Purchase Agreement, and in such capacity DDJ Canadian is authorized to extend consents and amendments with respect to the Note Purchase Agreements as set forth herein.

          (d)  B III Capital. B III Capital is (i) the purchaser and remains the
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     holder of that Series A Secured Note in the principal amount of $6,311,920 and that Series B Secured Note in the aggregate principal amount of $2,306,700 and (ii) the party in interest as "Purchaser" under the related Note Purchase Agreement, and in such capacity B III Capital is authorized to extend consents and amendments with respect to the Note Purchase Agreements as set forth herein.

          SECTION 3.  CONSENT.  Pursuant to Section 9.5(a) of the Note Purchase
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Agreements, the written consent of the Required Holders is required with respect to the sale of any Proprietary Rights. The Company has the opportunity to sell certain Proprietary Rights consisting of (i) the Company's entire right, title and interest in trademarks and logos, whether registered or not, or applied for registration or not, concerned with products and commodities except footwear and special sports/gymnastic footwear covered by International Class 25 and the corresponding former Japanese Classes 22 and 24 according to the Japanese trademark law, in the geographical area of Japan, together with the goodwill of the associated business in the geographical area of Japan, and (ii) any and all agreements or contracts entered into by the Company, by which those trademarks and logos have been licensed or otherwise allowed to be used with those products and commodities in the geographical area of Japan (the assets in clauses (i) and (ii) collectively the "Japanese Apparel Rights") for a gross sales price of US $25,000,000. The net proceeds of the sale of the Japanese Apparel Rights will be applied in their entirety to the repayment of indebtedness and obligations under the Revolving Credit Agreement, as provided in Section 7.2 of the Note Purchase Agreements. The Company hereby acknowledges that, as a result of and upon the sale of the Japanese Apparel Rights, the annual "royalty income" shall be determined on a pro forma basis for purposes of the "rolling twelve month period" calculation under paragraph (E) of the definition of "borrowing base" in the Revolving Credit Agreement, resulting in a reduction of approximately $2,900,000 in the "borrowing base" as of the date of such sale. The Purchasers hereby consent to the sale of the Japanese Apparel Rights, on the terms and conditions described herein, and hereby acknowledge that, in connection with and upon such sale, the liens and security interests relating to the Japanese
Apparel Rights as part of the Collateral under the Ancillary Documents shall be and are released.

          SECTION 4.  AMENDMENT.  Pursuant to Section 15.1 of the Note Purchase
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Agreements, the written consent of the Required Holders is required with

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respect to the amendment of the Note Purchase Agreements. The Purchasers hereby consent (and agree with the Company) to amendments of the Note Purchase Agreements as follows:

          (a) The provisions of Section 9.7 of the Note Purchase Agreements are deleted in their entirety, and the same shall be replaced with the following provisions:

               9.7  Minimum EBITDA.

                    The Company shall not permit EBITDA for each of the periods ending on the dates set forth below to be less than the amount set forth for such period:

               The 3 month period ending                 $ 4,330,000
               March 31, 2000
               The 6 month period ending                 $ 8,660,000
               June 30, 2000
               The 9 month period ending                 $13,000,000
               September 30, 2000
               The 12 month period ending                $17,330,000
               December 31, 2000
               The 12 month period ending                $21,000,000
               March 31, 2001
               The 12 month period ending                $23,500,000
               June 30, 2001
               The 12 month period ending                $26,500,000
               September 30, 2001
               The 12 month period ending                $28,000,000
               December 31, 2001

          (b) The following provisions shall be added to Section 9 of the Note Purchase Agreements as new Section 9.15 thereof:

               9.15 Availability Reserve; Limitation on Future Overadvances.

               At any time while there are outstanding Series A Secured Notes, the Company shall not, without the written consent of the holders of at least two-thirds in interest of the aggregate principal amount of the Series A Secured Notes, (i) make any borrowings of "revolving loans" under the Revolving Credit Agreement, become liable for any reimbursement or indemnity obligations with respect to "letter of credit obligations", "foreign exchange obligations" or "acceptance obligations" under the Revolving Credit Agreement, or incur any obligations for other advances or extensions of credit under the Revolving Credit Agreement if and to the

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          extent the same would cause the principal amount of such loans and other obligations outstanding under the Revolving Credit Agreement to exceed the maximum principal amount then permitted to be outstanding under the Revolving Credit Agreement less $6,850,000, or (ii) amend the definition of "borrowing base" in the Revolving Credit Agreement to include any future overadvances other than the aggregate principal amount of $6,000,000 in overadvances set forth in paragraph (F) of such definition, provided, however, that in any event the Company may, without the consent of any of the Purchasers, effect, from time to time, extensions of the date specified in clause (i) of paragraph (F) of such definition (the Company hereby acknowledging and agreeing that the aggregate principal amount of overadvances outstanding at any time under the Revolving Credit Agreement shall never exceed $6,000,000).

          SECTION 5.  CERTIFICATION OF THE COMPANY.  The Company represents and
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warrants that the Company is, on the date hereof, in compliance with the terms and provisions set forth in the Note Purchase Agreements, as hereby amended, and in compliance with the payment obligations under the Secured Notes.

          SECTION 6.  PAYMENT.  The Company shall pay the Purchasers which are
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signatories to this Supplemental Agreement a supplement fee, which supplement fee shall be paid by means of the remittance to those Purchasers of up to $250,000 in the aggregate. The amount to be so remitted to each such Purchaser as its share of the supplement fee shall be determined by multiplying $250,000 by the percentage calculated by dividing the principal amount of the Secured Notes held by such Purchaser as of the date hereof by the aggregate principal amount of the Secured Notes held by all the Purchasers as of the date hereof.

          SECTION 7.  OBLIGATIONS IN FULL FORCE AND EFFECT.  Except as herein
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amended or otherwise provided (by consent), the Purchase Agreements and the
Ancillary Documents shall remain in full force and effect.

          SECTION 8.  COUNTERPARTS.  This Supplemental Agreement may be executed
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in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same documents.

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          IN WITNESS WHEREOF, the parties hereto have executed this Supplemental
Agreement as of the day and year specified above.

                                        COMPANY:

                                        CONVERSE INC.

                                        By:_______________________________
                                           Name:__________________________
                                           Title:_________________________

                                        PURCHASERS:

                                        U. S. BANCORP INVESTMENTS, INC.

                                        By:_______________________________
                                           Name:__________________________
                                           Title:_________________________

                                        FOOTHILL PARTNERS III, L.P.

                                        By:_______________________________
                                           Name:__________________________
                                           Title:_________________________

                                        DDJ CANADIAN HIGH YIELD FUND

                                        By:  DDJ Capital Management, LLC, its
                                             attorney-in-fact

                                             By:__________________________
                                                Name:_____________________
                                                Title:____________________

                                        B III CAPITAL PARTNERS, L.P.

                                        By:  DDJ Capital III, LLC, its
                                             general partner

                                        By:  DDJ Capital Management, LLC,
                                             its manager

                                             By:__________________________
                                                Name:_____________________
                                                Title:____________________

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